                                                                      Exhibit 24

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint MARLIN L. MOSBY, III, JAMES F. KEEN, CLYDE A. BILLINGS, JR., and MILTON A. GUTELIUS, JR., jointly and each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2003 to be filed with the Securities and Exchange Commission, pursuant to the provisions of the Securities Exchange Act of 1934, by First Tennessee National Corporation ("Corporation") and, further, to execute and sign any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Signature                                  Title                           Date
        ---------                                  -----                           ----

J. Kenneth Glass            Chairman of the Board, President and              March 10, 2004
-------------------------   Chief Executive Officer and a Director
J. Kenneth Glass            (principal executive officer)


Marlin L. Mosby, III        Executive Vice President and Chief                March 10, 2004
-------------------------   Financial Officer (principal financial officer)
Marlin L. Mosby, III


James F. Keen               Executive Vice President and Corporate            March 10, 2004
-------------------------   Controller (principal accounting officer)
James F. Keen


Robert C. Blattberg         Director                                          March 10, 2004
-------------------------
Robert C. Blattberg


George E. Cates             Director                                          March 10, 2004
-------------------------
George E. Cates


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


James A. Haslam, III        Director                                          March 10, 2004
-------------------------
James A. Haslam, III


R. Brad Martin              Director                                          March 10, 2004
-------------------------
R. Brad Martin


Vicki R. Palmer             Director                                          March 10, 2004
-------------------------
Vicki R. Palmer


Michael D. Rose             Director                                          March 10, 2004
-------------------------
Michael D. Rose


Mary F. Sammons             Director                                          March 10, 2004
-------------------------
Mary F. Sammons


William B. Sansom           Director                                          March 10, 2004
-------------------------
William B. Sansom


Jonathan P. Ward            Director                                          March 10, 2004
-------------------------
Jonathan P. Ward


Luke Yancy III              Director                                          March 10, 2004
-------------------------
Luke Yancy III


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